Exhibit 99.1

Green Thumb Industries Reports Second Quarter 2022 Results

CHICAGO and VANCOUVER, British Columbia, August 3, 2022 -- Green Thumb Industries Inc. (Green Thumb) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE dispensaries, today reported its financial results for the second quarter ended June 30, 2022. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the second quarter and six months ended June 30, 2022:

●	Revenue increased 4.8% sequentially and 14.6% year-over-year to $254.3 million.

●	First half 2022 revenue increased 19.4% to $496.9 million compared to the first half of 2021.

●	Eighth consecutive quarter of positive GAAP net income, delivering $24.4 million or $0.11 per basic and $0.10 per diluted share.

●	Adjusted Operating EBITDA grew 17.4% sequentially to $78.7 million or 31.0% of revenue.

●	Cash flow from operations of $39.9 million year-to-date.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“We are pleased with our second quarter results, especially in this challenging economic environment. Five percent revenue growth and greater than 300 basis point improvement in Adjusted EBITDA margins over the previous quarter demonstrate the results of our focus. We continue to maintain a strong balance sheet, which gives us ample flexibility to support our growth initiatives,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler.

“Despite the macro and consumer headwinds, our team continued to execute and build momentum. The complexity in U.S. cannabis makes us work harder and smarter every day to create long-term value for all our stakeholders. We are confident in our strategy, we believe in our brands, and we are committed to promoting well-being through the power of cannabis for the American people,” concluded Kovler.

Second Quarter 2022 Financial Overview

Green Thumb Industries Inc.

Total revenue for the second quarter 2022 was $254.3 million, up 4.8% sequentially and up 14.6% from $221.9 million in the prior year period. Revenue growth was primarily driven by increased retail sales in New Jersey, reflecting the legalization of adult-use cannabis; increased retail sales in Illinois; 19 additional retail locations versus second quarter last year, and increased traffic in the Company’s 77 open and operating retail stores.

All 15 of Green Thumb’s state markets contributed to second quarter revenue: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Virginia. The Company continued to invest in expanding its cultivation and manufacturing capabilities across its footprint.

Gross profit for the second quarter 2022 was $125.8 million or 49.5% of revenue compared to $122.9 million or 55.4% of revenue year-over-year. Gross profit performance was driven by increased sales in the Company’s retail business, new store openings, New Jersey adult-use sales and continued growth in the Illinois market.

Total selling, general and administrative expenses for the second quarter were $63.5 million or 25.0% of revenue, compared to $72.1 million or 32.5% of revenue for the second quarter 2021. The decrease in total expenses primarily reflected a non-cash reduction in acquisition-related contingent liabilities.

Net income attributable to the Company for the second quarter 2022 was $24.4 million or $0.11 per basic and $0.10 per diluted share, compared to a net income of $22.1 million, or income of $0.10 per basic and diluted share in the prior year period.

In the second quarter 2022, EBITDA was $86.5 million or 34.0% of revenue versus $65.9 million or 29.7% of revenue for the comparable period. Adjusted Operating EBITDA, which excluded non-cash stock-based compensation of $6.8 million and other non-operating adjustments of ($14.6 million), was $78.7 million or 31.0% of revenue as compared to $79.3 million or 35.7% of revenue for the second quarter 2021.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of June 30, 2022, current assets were $311.5 million, including cash and cash equivalents of $145.3 million. Total debt outstanding was $253.4 million.

Total basic and diluted weighted average shares outstanding for the three months ended June 30, 2022, were 236.8 million shares and 237.8 million shares, respectively.

Consumer Packaged Goods Business

Green Thumb Industries Inc.

●

As of June 30, 2022, Green Thumb’s family of consumer brands including RYTHM, Dogwalkers, incredibles, Beboe, Doctor Solomon’s, Good Green and &Shine were produced, distributed, and available in retail locations across the country.

●	Good Green, the Company’s newest brand, has expanded to seven total markets with additional markets coming later this year.
●

Consumer Packaged Goods gross revenue was flat sequentially, with intercompany sales increasing 17.1% quarter-over-quarter. The launch of New Jersey adult-use sales was the main driver of the increase of intercompany sales.

Retail Business Development

●

Green Thumb’s second quarter revenue included sales from 77 retail stores in the following states: California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Virginia.

●

Retail revenue increased 11.7% quarter-over-quarter. Comparable sales growth (stores opened at least 12 months) were down 1.5% on a base of 56 stores. Sequential quarter-over-quarter comparable sales were up 9.9% on a base of 73 stores.

●	The Company opened one new retail store in Minnesota, RISE Mankato. Profits from the first day of sales were donated to Habitat for Humanity of Minnesota (Habitat Minnesota).

Capital Markets and Financing

On July 14, 2022, Green Thumb announced it exercised its right to extend the maturity date of its senior non-brokered debt by one year, from April 30, 2024 to April 30, 2025. The Company’s senior secured notes (the “Notes”), which have a total principal amount of approximately $250 million, bear interest at a rate of 7.0% per annum that is paid quarterly. The extended maturity date did not involve any amendments to the Notes or any additional consideration to the existing lenders.

On June 29, 2022, the Company entered into the third amendment (the “Amendment”) to its existing lease agreement with Innovative Industrial Properties, Inc. associated with one of its cultivation and production facilities. The Amendment provided an additional tenant improvement allowance of $55 million to be used on enhancements to the facility.

Green Thumb in the Community

On June 2, 2022, the Company opened applications for the third round of Good Green grant applications to 501(c)3 organizations that encompass one or more of the brand’s three pillars: education, employment and expungement. Good Green is a flower brand delivering a high-quality, affordable product that gives back to communities disproportionately affected by the

Green Thumb Industries Inc.

War on Drugs. Green Thumb plans to donate more than $1 million in grants via Good Green by year end. Applications and additional information are available at www.good.green.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted Operating EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, August 3, 2022, at 5:00 pm ET to discuss its second quarter 2022 financial results for the quarter ended June 30, 2022. The earnings call may be accessed by dialing 844-883-3895 (Toll-Free) or 412-317-5797 (International). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 17 manufacturing facilities, 77 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,000 people and serves millions of patients and customers each year. The company was named to Crain’s Chicago Business Fast 50 list in 2021 and 2022 and a Best Workplace by MG Retailer magazine in 2018, 2019 and 2021. More information is available at www.GTIgrows.com.

Green Thumb Industries Inc.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco and Firearms; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company lacks access to U.S. bankruptcy protections; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company faces intense competition; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; sales of substantial amounts of the Company’s Subordinate Voting Shares by our shareholders in the public market may have an

Green Thumb Industries Inc.

adverse effect on the market price of the Subordinate Voting Shares; and the Company is governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the laws in Delaware, United States. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a global pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations. The Company’s unaudited interim condensed and consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of such financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill, long-lived asset and intangible assets; operating lease right of use assets and operating lease liabilities; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during the first six months of 2022, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of its supply chain partners.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:	Media Contact:
Andy Grossman	MATTIO Communications

Green Thumb Industries Inc.

EVP, Capital Markets & Investor Relations	GTI@mattio.com

InvestorRelations@gtigrows.com
312-471-6720

Source: Green Thumb Industries

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2022, March 31, 2022 and June 30, 2021

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net of discounts	$254,311	$242,600	$221,872
Cost of Goods Sold, net	(128,513)	(119,660)	(98,961)

Gross Profit	125,798	122,940	122,911

Expenses:
Selling, General, and Administrative	63,535	68,388	72,056

Total Expenses	63,535	68,388	72,056

Income (Loss) From Operations	62,263	54,552	50,855

Other Income (Expense):
Other Income (Expense), net	5,583	11,435	6,830
Interest Income, net	624	900	296
Interest Expense, net	(5,399)	(6,070)	(4,680)

Total Other Income (Expense)	808	6,265	2,446

Income Before Provision for Income Taxes And Non-Controlling Interest	63,071	60,817	53,301

Provision For Income Taxes	38,340	31,131	30,027

Net Income Before Non-Controlling Interest	24,731	29,686	23,274

Net Income Attributable To Non-Controlling Interest	294	747	1,223

Net Income Attributable To Green Thumb Industries Inc.	$24,437	$28,939	$22,051

Net Income per share - basic	$0.11	$0.12	$0.10

Net Income per share - diluted	$0.10	$0.12	$0.10

Weighted average number of shares outstanding - basic	236,783,625	235,838,947	220,323,622

Weighted average number of shares outstanding - diluted	237,762,903	238,225,420	224,843,155

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

June 30,
2022
(Unaudited)

Cash and Cash Equivalents	$145,277
Other Current Assets	166,249
Property and Equipment, Net	467,252
Right of Use Assets, Net	244,269
Intangible Assets, Net	659,595
Goodwill	641,718
Other Long-term Assets	112,043

Total Assets	$2,436,403

Total Current Liabilities	$131,973
Notes Payable, Net of Current Portion and Debt Discount	252,429
Lease Liability, Net of Current Portion	249,149
Other long-Term Liabilities	114,798
Total Equity	1,688,054

Total Liabilities and Equity	$2,436,403

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended June 30, 2022, March 31, 2022 and June 30, 2021

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted Operating EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted Operating EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended

Adjusted Operating EBITDA	June 30, 2022	March 31, 2022	June 30, 2021
(Amounts Expressed in Thousands of United States Dollars)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (Loss) Before Noncontrolling Interest (GAAP)	$24,731	$29,686	$23,274
Interest Income, net	(624)	(900)	(296)
Interest Expense, net	5,399	6,070	4,680
Income Taxes	38,340	31,131	30,027
Other (Income) Expense, net	(5,583)	(11,435)	(6,830)
Depreciation and Amortization	24,198	22,990	15,073

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$86,461	$77,542	$65,928

Share-based Compensation, Non-Cash	6,833	4,651	5,672
Acquisition, Transaction, and Other Non-Operating Costs	(14,557)	(15,154)	7,684

Adjusted Operating EBITDA (non-GAAP measure)	$78,737	$67,039	$79,284